Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our reports dated February 13, 2015, with respect to the consolidated financial statements of Phillips 66 Partners LP and the effectiveness of internal control over financial reporting of Phillips 66 Partners LP included in this Annual Report (Form 10-K) of Phillips 66 Partners LP for the year ended December 31, 2014, in the following Registration Statements.

Phillips 66 Partners LP	Form S-8	File No. 333-190195

Phillips 66 Partners LP	Form S-3	File No. 333-197797

/s/ Ernst & Young LLP
Houston, Texas
February 13, 2015